REINSTATEMENT AND AMENDMENT TO CONTRACT OF SALE

     This Reinstatement and Amendment to Contract of Sale is entered into effective as of December 14, 1998 (this "Amendment"), by and between Angeles Income Properties, Ltd. 6, a California limited partnership ("Seller"), and Matthew N. Follett ("Purchaser").

     WHEREAS, Seller and Purchaser entered into that certain Contract of Sale dated effective as of September 8, 1998 (the "Contract"), pursuant to which Seller has agreed to sell, and Purchaser has agreed to purchase from Seller, Seller's rights, titles and interests in and to the Property more particularly described in the Contract; and

     WHEREAS, the Contract was terminated pursuant to a letter from Purchaser dated October 7, 1998; and

     WHEREAS, by mutual assent the Seller and Purchaser desire to enter into this Amendment to revive and reinstate the Contract between the parties, and to further amend the Contract as hereinafter provided.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser do hereby agree as follows:

     1. Unless otherwise defined in this Amendment or the context otherwise requires, each term used in this Amendment with its initial letter capitalized which has been defined in the Contract shall have the same meaning herein as given to such term in the Contract.

     2. The Contract, a copy of which is attached hereto as Annex I, is hereby revived and all terms and conditions thereof are reinstated in full as though the same had not been terminated, with the amendments hereinafter set forth.
The Effective Date of the Contract, as revived and reinstated hereby shall remain as September 8, 1998.

     3.   The Contract, as revived and reinstated, is hereby amended as follows:

     (a) Section 2.1 of the Contract is hereby amended to read in its entirety as follows:

     2.1 Purchase Price. The total Purchase Price (herein so called) to be paid by Purchaser to Seller for the Property shall be an amount equal to Nine Million Five Hundred Thousand Dollars ($9,500,000.00). The Purchase Price shall be payable in cash or Current Funds (defined below) at the Closing (hereinafter defined).

     (b) Section 3.1 of the Contract is hereby amended to read in its entirety as follows:

     3.1 Amount and Timing. Within two (2) business days after the Effective Date (hereinafter defined), Purchaser shall deliver to First American Title Insurance Company, located at 3200 E. Camelback Road, Suite 105, Phoenix, Arizona 85018 (the "Title Company"), One Hundred Thousand Dollars ($100,000.00) (the "Initial Deposit") in cash or Current Funds, to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract. In the event Purchaser fails to deposit the Initial Deposit with the Title Company as herein provided, Seller may, at its option, terminate this Contract prior to the making of the Initial Deposit, in which event neither Seller nor Purchaser shall have any further rights, liabilities or obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract. Not later than December 15, 1998, Purchaser shall deposit with the Title Company an additional earnest money deposit in the amount of One Hundred Thousand and No/100 Dollars ($100,000.00) (the "Subsequent Deposit") in cash or Current Funds to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract. If the Purchaser fails to deposit the Subsequent Deposit on or before December 15, 1998, then Seller may, at its option, terminate this Contract prior to the making of such Subsequent Deposit, in which event the Title Company shall pay the Initial Deposit to Seller and thereafter neither Seller nor Purchaser shall have any further rights, liabilities or obligations hereunder except for provisions of this Contract which expressly survive the termination of this Contract. The term "Earnest Money Deposit", as used in this Contract, shall mean (i) the Initial Deposit prior to deposit of the Subsequent Deposit, (ii) both the Initial Deposit and the Subsequent Deposit combined after the deposit of the Subsequent Deposit, and (iii) the Initial Deposit, the Subsequent Deposit and the Extension Deposit (as defined in Section
8.1 hereof) combined after the deposit of the Extension Deposit, if applicable, in each case together with all interest earned thereon. As used in this Contract, the term "Current Funds" shall mean wire transfers, certified funds or a cashier's check in a form acceptable to the Title Company which would permit the Title Company to immediately disburse such funds.

     (c) Section 5.3 of the Contract is hereby amended to provide that the Submission Matters which have not been delivered prior to the date of this Amendment shall be delivered not less than ten (10) days after the date of this Amendment. Seller and Purchaser acknowledge that all Submission Matters required by Section 5.3 of the Contract have been delivered except the current inventory of material items of personalty referenced in Section 5.3(c) of the Contract.

     (d) Section 8.1 of the Contract is hereby amended to read in its entirety as follows:

     8.1 Time and Place. The consummation of the purchase and sale of the Property (the "Closing") shall take place at the office of the Title Company (it being contemplated that the Closing will occur by the delivery of Closing Documents into escrow with the Title Company) on February 1, 1999 (the "Closing Date"); provided, that Purchaser may, at its option, extend the Closing until March 2, 1999 by delivery to Seller on or before January 28, 1999 a written notice (the "Extension Notice") that Purchaser has elected to extend the Closing Date until March 2, 1999; provided, further, however, that if such Extension Notice is given, it shall not be effective and shall be void and of no effect unless Purchaser also delivers to the Title Company, on or before January 28, 1999, an additional Earnest Money Deposit (the "Extension Deposit") in the amount of $50,000.00 in cash or Current Funds to be held by the Title Company in escrow to be applied or disposed of by the Title Company as is provided in this Contract.

     4. Purchaser hereby authorizes the Title Company to deliver the Earnest Money Deposit (in the amount of $200,000.00), to Seller immediately upon Title Company's receipt of a fully executed counterpart of this Amendment.

     5. Except as expressly amended by this Amendment, no term or provision of the Contract is or shall be amended, modified or supplemented.

     6. To facilitate execution, this instrument may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this instrument to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the date first set forth above.

                         SELLER:

                         ANGELES INCOME PROPERTIES, LTD. 6,
                         a California limited partnership

                              By:  Angeles Realty Corporation II,
                                   a California corporation,
                                   its general partner


                                   By:____________________________
                                         Name:____________________
                                         Its:_____________________

                         Dated:_____________________________________




                         PURCHASER:


                         ___________________________________________
                         MATTHEW N. FOLLETT


                         Dated:_____________________________________








                                    Annex I

                                Contract of Sale